Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Mossimo, Inc.:

We consent to the use of our report included in Amendment No. 1 to the Registration Statement on S-4 of Iconix Brand Group, Inc. and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus.

/s/ KPMG LLP

Los Angeles, California
August 17, 2006